UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610 The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

(a) On January 15, 2010, Trico Marine Services, Inc. (“Trico”) entered into the Eighth Amendment to Credit Agreement (the “Eighth Amendment”) by and among Trico, as borrower, Trico Marine Assets, Inc., a Delaware corporation, and Trico Marine Operators, Inc., a Louisiana corporation, as guarantors, the lenders party thereto and Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent. The Eighth Amendment amends the Amended and Restated Credit Agreement dated as of August 29, 2008, as amended (the “Credit Agreement”), to amend the calculation of Trico’s Total Unutilized Revolving Loan Commitment (as defined in the Credit Agreement) by replacing the reference therein to Total Available Commitment (as defined in the Credit Agreement) with a reference to Total Commitment (as defined in the Credit Agreement), thereby allowing any committed amounts that are not available to be drawn to be included in the calculation of Free Liquidity (as defined in the Credit Agreement).

The preceding description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Eighth Amendment filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Relationships

Nordea serves as administrative agent, book runner and joint lead arranger under a credit agreement providing for up to $33,000,000 in revolving loans for which Trico Shipping AS, a Norwegian limited company and indirect wholly owned subsidiary of Trico, is the borrower.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Eighth Amendment to Credit Agreement dated as of January 15, 2010, among Trico Marine Services, Inc., the guarantors party thereto, the lenders party thereto and Nordea Bank Finland plc, New York Branch as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010

TRICO MARINE SERVICES, INC.

By:	/s/ Rishi A. Varma
Name: Rishi A. Varma Title: Senior Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Credit Agreement dated as of January 15, 2010, among Trico Marine Services, Inc., the guarantors party thereto, the lenders party thereto and Nordea Bank Finland plc, New York Branch as administrative agent